UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
June 14, 2016

Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(b) On June 14, 2016, at the annual meeting of stockholders (the “Annual Meeting”) of Live Nation Entertainment, Inc. (the “Company”):
1. Mark Carleton, Jonathan Dolgen, Ari Emanuel, Ted Enloe, Jeff Hinson, Jimmy Iovine, Peggy Johnson, Jim Kahan, Greg Maffei, Randall Mays, Michael Rapino and Mark Shapiro were elected as directors to serve for a term of one year expiring at the annual meeting of stockholders held in 2017 or until their successors are elected and qualified;
2. an advisory resolution was passed in favor of the Company’s executive compensation; and
3. Ernst & Young LLP was ratified as the Company’s independent registered public accounting firm for the 2016 fiscal year.
The final results of the voting at the Annual Meeting were as follows:

Proposal No. 1 – Election of Directors
Nominees	For	Against	Abstained	Broker Non-Votes
Mark Carleton	138,981,590	45,751,558	624,355	5,824,541
Jonathan Dolgen	151,161,091	33,762,478	433,934	5,824,541
Ari Emanuel	149,900,313	35,022,934	434,256	5,824,541
Ted Enloe	150,308,996	34,613,703	434,804	5,824,541
Jeff Hinson	151,158,504	33,764,575	434,424	5,824,541
Jimmy Iovine	151,161,717	33,762,905	432,881	5,824,541
Peggy Johnson	151,192,420	33,731,175	433,908	5,824,541
Jim Kahan	151,158,073	33,764,883	434,547	5,824,541
Greg Maffei	134,618,489	50,115,868	623,146	5,824,541
Randall Mays	147,038,840	37,883,710	434,953	5,824,541
Michael Rapino	151,271,929	33,649,100	436,474	5,824,541
Mark Shapiro	150,314,990	34,607,986	434,527	5,824,541

Proposal No. 2 – Advisory Vote on the Company’s Executive Compensation
For	Against	Abstained	Broker Non-Votes
169,207,286	15,836,905	313,312	5,824,541

Proposal No. 3 – Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2016
For	Against	Abstained
190,267,092	416,048	498,904

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Senior Vice President and Chief Accounting Officer
June 15, 2016